Exhibit 99.1

Carbon Black Announces First Quarter 2019 Financial Results

•   Total revenue of $58.6 million up 21% year-over-year

•   Cloud revenue of $21.0 million up 80% year-over-year

WALTHAM, Mass. – May 2, 2019 - Carbon Black, Inc. (NASDAQ: CBLK), a leader in cloud endpoint protection, today announced its financial results for the first quarter ended March 31, 2019.

“Carbon Black began 2019 with solid first quarter results highlighted by 24% total ARR growth and 80% growth in cloud revenue,” said Patrick Morley, President and Chief Executive Officer of Carbon Black. “We entered 2019 as a cloud-first company with a focused go-to-market strategy that leverages the powerful capabilities of our cloud platform, the CB Predictive Security Cloud® (PSC), to protect customers from today’s advanced cyberattacks.”

Morley continued, “We were very pleased with the initial market interest in our two newest PSC solutions, CB ThreatHunter and CB LiveOps™.  These products provide customers with capabilities that we believe no other cloud EPP provider can match.  We are confident our expanded product portfolio will enable Carbon Black to be one of the primary beneficiaries of the endpoint security market’s shift to the cloud.”

First Quarter 2019 Financial Highlights

•

Revenue: Total revenue was $58.6 million in the first quarter fiscal 2019, an increase of 21% year-over-year. Subscription, license and support revenue was $56.3 million, an increase of 24% year-over-year, and services revenue was $2.3 million, a decrease of 26% year-over-year.

•

Gross Profit: Gross profit was $45.5 million in the first quarter fiscal 2019, representing a 78% gross margin, compared to a gross margin of 79% in the year-ago period. Non-GAAP gross profit was $46 million, representing a 79% non-GAAP gross margin, compared to a margin of 80% in the year-ago period.

•

Loss from Operations: Loss from operations was $20.3 million in the first quarter fiscal 2019, compared to $17.8 million in the year-ago period. Non-GAAP loss from operations was $15.8 million in the first quarter fiscal 2019, compared to $11.1 million in the year-ago period.

•

Net Loss: Net loss was $19.7 million in the first quarter fiscal 2019. Net loss attributable to common stockholders was $19.7 million, or $0.28 per share based on 70.5 million weighted-average shares outstanding, in the first quarter fiscal 2019. In the year-ago period, net loss was $20.6 million and net loss attributable to common stockholders was $60.6 million, or $5.38 per share based on 11.3 million weighted-average shares outstanding.  Non-GAAP net loss was $15.2 million, or $0.22 per share based on 70.5 million weighted-average shares outstanding. This compares to $11.0 million, or $0.98 per share based on 11.3 million weighted-average shares outstanding, in the year-ago period.

•

Cash and Cash Flow: As of March 31, 2019, Carbon Black had $153.3 million in cash, cash equivalents and short-term investments. During the three months ended March 31, 2019, Carbon Black used ($13.9) million of cash in operations and ($0.7) million in capital expenditures and capitalized software development costs, leading to negative free cash flow of ($14.7) million, compared to negative free cash flow of ($2.6) million in the year-ago period.

A reconciliation of each of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow to the most directly comparable GAAP measure has been provided in the tables at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2019 and Recent Business Highlights

•

ARR, which we define as the annualized value of all active subscription contracts as of the end of a period, was $226.0 million at the end of first quarter fiscal 2019, a 24% increase from the year-ago period.  The portion of ARR related to our cloud-based subscription contracts was $88.8 million, a 71% increase from the year-ago period.

•

Continued to grow our customer base, ending the quarter with 5,339 total customers, up 33% from the year-ago period, and 3,169 cloud customers, up 69% from the year-ago period. Growth was driven by demand for the CB Predictive Security Cloud and customer acquisition across a broad range of industries.

•

Announced a collaboration with Chronicle, an Alphabet cybersecurity company, to integrate Carbon Black’s endpoint security protection and predictive data modeling with Chronicle’s recently announced security analytics product, Backstory. The goal is to empower joint customers to investigate incidents, hunt for threats and respond to attacks within their networks with simpler, faster and more cost-effective security analytics.

•

Appointed Steve Webber as Chief Financial Officer.  Webber, a seasoned industry leader with 25 years of financial management and executive leadership, had previously served as COO and CFO of Backoffice Associates and CFO of Cynosure.  Webber spent the first 19 years of his career at EMC, including as CFO of its standalone subsidiary, Virtustream.

Business Outlook

Based on information as of today, May 2, 2019, Carbon Black is issuing the following financial guidance for the second quarter and full year fiscal 2019:

	Second Quarter Fiscal 2019	Full Year Fiscal 2019
Total Revenue	$ 59.0 million to $ 60.0 million	$ 241.0 million to $ 244.0 million
Non-GAAP Loss from Operations	($12.6) million to ($11.6) million	($45.0) million to ($43.0) million
Non-GAAP Net Loss per Share	($0.18) to ($0.16)	($0.63) to ($0.60)

Carbon Black’s forward-looking non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense and amortization of acquired intangibles. Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, particularly with respect to stock-based compensation expense. Stock-based compensation expense is directly impacted by unpredictable fluctuations in our stock price and by future hiring, turnover and retention needs, all of which are difficult to predict and subject to change. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP loss from operations and GAAP net loss per share.

Conference Call Information

Carbon Black will host a conference call today, May 2, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results, business outlook and other matters. A live webcast of the conference call will be available on the “Events” page of the Carbon Black investor relations website at https://investors.carbonblack.com/. To access the call by phone, dial (866) 394-4596 (domestic) or (210) 874-7849 (international). A replay of this conference call will be available for a limited time at (855) 859-2056 (domestic) or (404) 537-3406 (international) with passcode 1396732. A replay of the webcast will also be available for a limited time at https://investors.carbonblack.com/.

About Carbon Black

Carbon Black (NASDAQ: CBLK) is a leader in cloud endpoint protection dedicated to keeping the world safe from cyberattacks. The CB Predictive Security Cloud® (PSC) consolidates endpoint protection and IT operations into an extensible cloud platform that prevents advanced threats, provides actionable insight and enables businesses of all sizes to simplify operations. By analyzing billions of security events per day across the globe, Carbon Black has key insights into attackers’ behaviors, enabling customers to detect, respond to and stop emerging attacks.

More than 5,300 global customers, including 35 of the Fortune 100, trust Carbon Black to protect their organizations from cyberattacks. The company’s partner ecosystem features more than 500 MSSPs, VARs, distributors and technology integrations, as well as many of the world’s leading IR firms, who use Carbon Black’s technology in more than 500 breach investigations per year.

Carbon Black, CB Predictive Security Cloud, and CB LiveOps are registered trademarks or trademarks of Carbon Black, Inc. in the United States and/or other jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second quarter and full year fiscal 2019, our predictions about the endpoint security market transition toward the cloud, our position to execute on our go-to-market strategy, the potential benefits of our collaboration with commercial partners, our introduction of future product enhancements and the potential advantages of those enhancements, and our ability to expand our leadership position and drive revenue growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our history of losses; failure (or the perceived failure) of our products to detect cyber attacks; our investments in new products and our ability to introduce new features, services or enhancements; the intense competition that we face in our market; our ability to effectively expand our sales and marketing organization; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth in the market for next-generation endpoint security solutions and adjacent security markets and our ability to penetrate those markets; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks detailed under the caption “Risk Factors” in  our Annual Report on Form 10-K filed on March 8, 2019, as updated by our subsequently filed quarterly reports on Form 10-Q  and our other SEC filings. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense, amortization of acquired intangibles, legal settlement amount, and, in the case of non-GAAP net loss, change in fair value of warrant liability and accretion of preferred stock to redemption value. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted. Carbon Black uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Carbon Black’s ongoing operational performance. Carbon Black believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Carbon Black’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. Carbon Black uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of Carbon Black’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. Carbon Black believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of Carbon Black’s website at http://investors.carbonblack.com/.

Investor Relations Contact

Brian Denyeau

ICR for Carbon Black

646-277-1251

investorrelations@carbonblack.com

Media Relations Contact

Ryan Murphy

Carbon Black

Director of Global Communications

917-693-2788

rmurphy@carbonblack.com

CARBON BLACK, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share amounts)	March 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$72,880	$67,868
Short-term investments	80,399	92,770
Accounts receivable, net of allowances of $210 and $300, as of March 31, 2019 and December 31, 2018, respectively	43,870	62,555
Prepaid expenses and other current assets	9,397	8,751
Deferred commissions, current portion	13,680	13,078
Total current assets	220,226	245,022
Deferred commissions, net of current portion	25,397	25,076
Property and equipment, net	13,253	14,370
Operating lease right-of-use assets	14,931	—
Intangible assets, net	2,204	2,529
Goodwill	119,656	119,656
Deferred tax assets	483	483
Other long-term assets	560	601
Total assets	$396,710	$407,737

Liabilities:
Current liabilities:
Accounts payable	$4,846	$4,663
Accrued expenses	13,901	20,669
Deferred revenue	146,912	152,522
Deferred rent	—	1,216
Operating lease short-term liability	5,339	—
Total current liabilities	170,998	179,070
Deferred revenue, net of current portion	36,296	40,371
Deferred rent, net of current portion	—	2,651
Operating lease long-term liability	13,344	—
Deferred tax liability	49	49
Other long-term liabilities	28	42
Total liabilities	220,715	222,183

Stockholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized:
71,396,964 and 69,738,599 shares issued, and 71,341,560 and 69,683,195 shares outstanding,as of March 31, 2019 and December 31, 2018, respectively	71	70
Treasury stock, at cost, 55,404 shares as of March 31, 2019 and December 31, 2018, respectively	(6)	(6)
Additional paid-in capital	733,129	723,051
Accumulated other comprehensive loss	—	(49)
Accumulated deficit	(557,199)	(537,512)
Total stockholders’ equity	175,995	185,554
Total liabilities and stockholders' equity	$396,710	$407,737

CARBON BLACK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands, except share and per share amounts)	2019	2018
Revenue:
Subscription, license and support	$56,294	$45,391
Services	2,262	3,043
Total revenue	58,556	48,434
Cost of revenue:
Subscription, license and support	10,502	7,212
Services	2,523	3,003
Total cost of revenue	13,025	10,215
Gross profit	45,531	38,219

Operating expenses:
Sales and marketing	39,410	30,678
Research and development	18,377	14,922
General and administrative	8,088	10,426
Total operating expenses	65,875	56,026
Loss from operations	(20,344)	(17,807)
Other income (expense), net
Interest income	859	68
Interest expense	(31)	(23)
Change in fair value of warrant liability	—	(2,881)
Other income (expense), net	(105)	120
Total other income (expense), net	723	(2,716)
Loss before income taxes	(19,621)	(20,523)
Provision for income taxes	66	71
Net loss	(19,687)	(20,594)
Accretion of preferred stock to redemption value	—	(40,039)
Net loss attributable to common stockholders	$(19,687)	$(60,633)

Net loss per share attributable to common stockholders—basic and diluted	$(0.28)	$(5.38)
Weighted-average common shares outstanding—basic and diluted	70,474,542	11,264,252

CARBON BLACK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net loss	$(19,687)	$(20,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,124	1,905
Stock-based compensation expense	4,204	2,389
Provisions for doubtful accounts	(41)	19
Non-cash interest expense	16	9
Change in fair value of warrant liability	—	2,881
Deferred income taxes	—	4
Other non-cash income	(383)	—
Changes in operating assets and liabilities:
Accounts receivable	18,726	24,031
Prepaid expenses and other assets	(893)	(1,861)
Deferred commissions	(923)	(494)
Accounts payable	236	25
Accrued expenses	(7,482)	(2,305)
Deferred revenue	(9,686)	(6,703)
Deferred rent	—	(82)
Operating leases right-of-use assets	1,088	—
Operating leases liability	(1,202)	—
Other long-term liabilities	(13)	(1)
Net cash used in operating activities	(13,916)	(777)
Cash flows from investing activities:
Purchases of short-term investments	(15,897)	—
Sale and maturities of short-term investments	28,700	—
Purchases of property and equipment	(577)	(1,495)
Capitalization of internal-use software costs	(160)	(293)
Net cash provided by (used in) investing activities	12,066	(1,788)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,546	1,065
Payments of deferred financing costs	(47)	(47)
Taxes paid related to net share settlement of equity awards	(351)	—
Proceeds from employee stock purchase plan	714	—
Payments of initial public offering costs	—	(840)
Net cash provided by financing activities	6,862	178
Net increase (decrease) in cash and cash equivalents	5,012	(2,387)
Cash and cash equivalents at beginning of period	67,868	36,073
Cash and cash equivalents at end of period	$72,880	$33,686

CARBON BLACK, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended March 31,
	2019		2018
(In thousands, except share and per share amounts)	Amount	% of Revenue	Amount	% of Revenue
GAAP total revenue	$58,556	100.0%	$48,434	100.0%

Reconciliation of cost of revenue
GAAP cost of subscription, license and support	$10,502	17.9%	$7,212	14.9%
Less: Stock-based compensation	(167)	(0.3)	(136)	(0.3)
Less: Amortization of acquired intangibles	(275)	(0.5)	(330)	(0.7)
Non-GAAP cost of subscription, license and support	$10,060	17.2	$6,746	13.9

GAAP cost of services	$2,523	4.3	$3,003	6.2
Less: Stock-based compensation	(64)	(0.1)	(57)	(0.1)
Non-GAAP cost of services	$2,459	4.2%	$2,946	6.1%

Reconciliation of gross profit
GAAP gross profit	$45,531	77.8%	$38,219	78.9%
Plus: Stock-based compensation	231	0.4	193	0.4
Plus: Amortization of acquired intangibles	275	0.5	330	0.7
Non-GAAP gross profit	$46,037	78.6%	$38,742	80.0%

Reconciliation of operating expenses
GAAP sales and marketing	$39,410	67.3%	$30,678	63.3%
Less: Stock-based compensation	(1,838)	(3.1)	(936)	(1.9)
Less: Amortization of acquired intangibles	(10)	-	(22)	-
Non-GAAP sales and marketing	$37,562	64.1	$29,720	61.4

GAAP research and development	$18,377	31.4	$14,922	30.8
Less: Stock-based compensation	(1,044)	(1.8)	(564)	(1.2)
Less: Amortization of acquired intangibles	(40)	(0.1)	(39)	(0.1)
Non-GAAP research and development	$17,293	29.5	$14,319	29.6

GAAP general and administrative	$8,088	13.8	$10,426	21.5
Less: Stock-based compensation	(1,091)	(1.9)	(696)	(1.4)
Less: Legal settlement	-	-	(3,900)	(8.1)
Non-GAAP general and administrative	$6,997	11.9%	$5,830	12.0%

Reconciliation of loss from operations
GAAP loss from operations	$(20,344)	(34.7)%	$(17,807)	(36.8)%
Plus: Stock-based compensation	4,204	7.2	2,389	4.9
Plus: Legal settlement	-	-	3,900	8.1
Plus: Amortization of acquired intangibles	325	0.6	391	0.8
Non-GAAP loss from operations	$(15,815)	(27.0)%	$(11,127)	(23.0)%

Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(19,687)	(33.6)%	$(60,633)	(125.2)%
Plus: Accretion of preferred stock to redemption value	-	-	40,039	82.7
GAAP net loss	(19,687)	(33.6)	(20,594)	(42.5)
Plus: Stock-based compensation	4,204	7.2	2,389	4.9
Plus: Legal settlement	-	-	3,900	8.1
Plus: Amortization of acquired intangibles	325	0.6	391	0.8
Plus: Change in fair value of warrant liability	-	-	2,881	5.9
Non-GAAP net loss	$(15,158)	(25.9)%	$(11,033)	(22.8)%

CARBON BLACK, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(UNAUDITED)

	Three Months Ended March 31,
	2019		2018
(In thousands, except share and per share amounts)	Amount	% of Revenue	Amount	% of Revenue
Reconciliation of net loss per share
Net loss per share attributable to common stockholders, basic and diluted	$(0.28)		$(5.38)
Plus: Accretion of preferred stock to redemption value	-		3.55
Plus: Stock-based compensation	0.06		0.21
Plus: Legal settlement	-		0.35
Plus: Amortization of acquired intangibles	-		0.03
Plus: Change in fair value of warrant liability	-		0.26
Non-GAAP net loss per share, basic and diluted	$(0.22)		$(0.98)

Weighted average shares used in GAAP and non-GAAP net loss per share, basic and diluted	70,474,542		11,264,252

Computation of free cash flow
Net cash used in operating activities	$(13,916)		$(777)
Less: Purchases of property and equipment	(577)		(1,495)
Less: Capitalization of internal-use software costs	(160)		(293)
Free cash flow	$(14,653)		$(2,565)